EXHIBIT 99.1

FIRSTBANK NW CORP.                                    CONTACT:   Larry K. Moxley
1300 16th Avenue                                                 Exec. VP & CFO
CLARKSTON, WA  99403                                             (509) 295-5100

NEWS RELEASE
================================================================================


        FIRSTBANK NW CORP. REPORTS 2ND FISCAL QUARTER NET INCOME RESULTS
        ----------------------------------------------------------------
                  AND DECLARES REGULAR QUARTERLY CASH DIVIDEND
                  --------------------------------------------
                                OF $.15 PER SHARE
                                -----------------


CLARKSTON, WA - October 28, 2003 - FirstBank NW Corp. (Nasdaq: FBNW), the holding company for FirstBank Northwest, today reported net income of $694,000, or $.51 per diluted share, in its second fiscal quarter ended September 30, 2003, compared to $645,000, or $.48 per diluted share, in the like quarter a year ago.

FirstBank also announced its Board of Directors has declared a regular quarterly cash dividend of $.15 per common share. The dividend will be paid December 5, 2003 to shareholders of record at November 20, 2003. This marks the 25th regular quarterly cash dividend since FirstBank's conversion to the stock form of ownership in July 1997.

"Net income slowed this quarter compared to last quarter primarily due to reduced gain on sale of loans", noted Larry K. Moxley, Executive Vice President and Chief Financial Officer. "The volume of mortgage loan originations have come down from peak volumes. Additionally, the net interest margin did not benefit from loan growth as previously experienced", said Moxley.

Non-interest expense, or operating expense, increased to $3.15 million for the quarter, compared to $2.86 million a year ago. FirstBank's efficiency ratio was 73.6% in its second fiscal quarter of 2004, compared to 69.6% for the like quarter a year ago. Non-interest expenses are expected to remain at this level reflecting the addition of staff for the loan production offices in Boise, Idaho and Spokane, Washington, and the additional fixed cost of branch remodels and new construction recently completed and currently underway; construction of a new branch in Hayden, Idaho was started in September 2003.

"Asset growth as of September 30, 2003 was $17.3 million, or a 5.3% growth over September 30, 2002, which was primarily driven by continued loan growth," said Clyde E. Conklin, President and Chief Executive Officer. "However," continued Conklin, "net loan growth for the second fiscal quarter ending September 30, 2003 was ($8.7) million, down 3.3% over total net loans for the quarter ending June 30, 2003. The reduction resulted from loan pay downs and reduced funding of new booked loans over the quarter. A majority of new loans booked were operating loans, which didn't fund in this period. Additionally, loan payoffs were higher, which is attributed to the recent loss of two commercial lending officers."

Total branch deposits were $205.7 million on September 30, 2003 compared with $193.2 million on September 30, 2002; a growth of 6.5%. Other funding included Federal Home Loan Bank borrowings and brokered deposits totaling $100.7 million on September 30, 2003 compared to $97.8 million on September 30, 2002.

                                     (more)

FBNW Second Fiscal Quarter Results
October 28, 2003
Page Two


Allowance for loan and lease losses increased to $3.616 million on September 30, 2003 from $2.884 million on September 30, 2002; an increase of 25%. Total allowance reserves represent 1.41% of net loans and 133% of non-performing assets. Non-performing assets increased to $2.713 million at September 30, 2003 compared to $2.308 million at September 30, 2002. "Non-performing assets of $2.713 reported for the quarter ending September 30, 2003 is up from $2.347 million reported in the prior quarter ending June 30, 2003," noted Conklin. "The increase is contained substantially within the REOs, which increased from $120,000 on June 30, 2003 to $664,000 on September 30, 2003. The REOs consist of one commercial property valued at $360,000 and three residential real estate properties value at $304,000. Losses on REOs are expected to be minimal," said Conklin. "Allowances for loan losses remain adequate for the level of non-performing assets."

FirstBank NW Corp. is the parent of FirstBank Northwest. Founded in 1920, FirstBank Northwest is based in Clarkston, Washington, and is known as the local community bank, offering its customers highly personalized service in the many communities it serves. FBNW shares closed at $28.65 per share, or 118% of book value.

The merger of FirstBank NW Corp. and its subsidiary, FirstBank Northwest, with Oregon Trail Financial Corp. and its subsidiary, Pioneer Bank has received all regulatory approvals. It is anticipated that closing will occur in late October 2003 in compliance with the Definitive Merger Agreement dated February 24, 2003.

    Statements concerning future performance, developments or events, concerning expectations regarding expansion opportunities, technology efficiencies, new products and services, and any other guidance on future periods, constitute forward-looking statements which are subject to a number of risks and uncertainties including interest rate fluctuations, regional economic conditions, competitive factors, and government and regulatory actions that might cause actual results to differ materially from stated expectations.

                                (tables follow)
                                       5

                                FIRSTBANK NW CORP

FINANCIAL HIGHLIGHTS
(unaudited) (in thousands except share and per share data)

                                                 Three Months Ended                          Six Months Ended
                                                    September 30,                              September 30,
                                               -----------------------                    -----------------------
                                                  2003         2002                          2003         2002
                                               ----------   ----------                    ----------   ----------
Interest Income                                $    5,007   $    5,153                    $   10,105   $   10,228
Interest Expense                                    2,015        2,250                         4,071        4,477
Provision for Loan Losses                              78          228                           256          438
                                               ----------   ----------                    ----------   ----------
Net Interest Income After Provision for
     Loan Losses                                    2,914        2,675                         5,778        5,313
                                               ----------   ----------                    ----------   ----------

Non-Interest Income
  Gain on sale of loans                               590          505                         1,370          924
  Gain on sale of securities, net                       0            0                             0            0
  Mortgage Servicing Fees                              14           45                            44           92
  Service fees and charges                            521          498                         1,068          958
  Commission and other                                 33           35                            67           84
                                               ----------   ----------                    ----------   ----------
Total Non-Interest Income                           1,158        1,083                         2,549        2,058
                                               ----------   ----------                    ----------   ----------

Non-Interest Expenses
  Compensation and Related Expenses                 1,956        1,777                         3,876        3,465
  Occupancy                                           347          298                           698          625
  Other                                               843          786                         1,720        1,544
                                               ----------   ----------                    ----------   ----------
Total Non-Interest Expense                          3,146        2,861                         6,294        5,634
                                               ----------   ----------                    ----------   ----------

Income Tax Expense                                    232          252                           560          461
                                               ----------   ----------                    ----------   ----------
Net Income                                     $      694   $      645                    $    1,473   $    1,276
                                               ==========   ==========                    ==========   ==========

Basic Earnings per Share                       $     0.54   $     0.50                    $     1.14   $     0.98
Diluted Earnings per Share                     $     0.51   $     0.48                    $     1.09   $     0.95
Proforma Basic Cash Earnings per Share (1)     $     0.56   $     0.53                    $     1.29   $     1.04
Proforma Diluted Cash Earnings per Share (1)   $     0.54   $     0.51                    $     1.23   $     1.00
Weighted Average Shares Outstanding- Basic      1,294,267    1,290,589                     1,287,650    1,296,270
Weighted Average Shares Outstanding- Diluted    1,366,142    1,333,078                     1,353,745    1,345,830
Actual Shares Issued                            1,390,492    1,403,592                     1,390,492    1,403,592

                                             September 30,      March 31,      September 30,
                                                 2003             2003             2002
                                             -------------    -------------    -------------
Total Assets                                 $     343,116    $     332,398    $     325,816
Cash and Cash Equivalents                    $      34,282    $      24,741    $      28,259
Loans Receivable, net                        $     256,269    $     257,019    $     249,921
Mortgage-Backed Securities                   $       7,669    $       9,618    $      10,973
Investment Securities                        $      17,250    $      16,813    $      14,057
Stock in FHLB, at cost                       $       5,882    $       5,731    $       5,543
Deposits                                     $     229,515    $     214,340    $     210,705
FHLB Advances & Other Borrowings             $      76,972    $      81,816    $      80,224
Stockholders' Equity                         $      31,393    $      30,064    $      29,369
Book Value per Share (2)                     $       24.20    $       23.24    $       22.36
FASB 115 Adjustment after Taxes              $         816    $       1,035    $       1,198
Equity/ Total Assets                                  9.15%            9.04%            9.01%
Tier 1 Capital to Average Assets                      8.36%            8.41%            8.56%
Risk-based Capital to Risk-Weighted Assets           13.55%           13.11%           13.12%
Number of full-time equivalent Employees               140              137              135

  (1) Cash earnings per share exclude management recognition and development plan expense that will continue until September of 2003.
  (2) Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan (ESOP) 9/03--83,330 shares, 3/03 -- 87,511 shares, 9/02 -- 90,140 shares.

FINANCIAL STATISTICS
(ratios annualized)

                                                          Three Months Ended              Fiscal              Six Months Ended
                                                             September 30,              Year Ended              September 30,
                                                          2003          2002          March 31, 2003         2003          2002
                                                      -------------------------     ------------------   -------------------------
Return on Average Assets                                  0.81%         0.82%               0.87%            0.87%         0.83%
Return on Average Equity                                  8.88%         8.88%               9.49%            9.50%         8.91%
Average Equity/Average Assets                             9.17%         9.24%               9.16%            9.18%         9.27%
Average Equity/Average Loans                             11.83%        11.78%              12.00%           11.80%        11.85%
Efficiency Ratio (3)                                     73.63%        69.58%              68.04%           71.24%        69.87%
Non-Interest Expenses / Average Assets                    3.69%         3.64%               3.57%            3.73%         3.64%
Net Interest Margin (4)                                   4.00%         4.01%               4.16%            4.05%         4.17%
Average Interest Earning Assets /
     Average Deposits and Other Borrowed Funds          115.75%       104.29%             114.96%          115.59%       104.43%

                                                   Six Months Ended      Fiscal Year Ended     Six Months Ended
                                                     September 30,           March 31,           September 30,
                                                         2003                  2003                  2002
                                                     ------------          ------------          ------------
LOANS
(unaudited) (in thousands except share and per share data)

LOAN ORIGINATIONS (5):
  Residential loan centers                           $    138,412          $    206,806          $     94,451
  Consumer loan centers                                     3,844                12,861                 7,670
  Agricultural loan centers                                 4,600                27,377                11,698
  Commercial loan centers                                  65,757                96,525                46,224
                                                     ------------          ------------          ------------
      Total Loan Origination                         $    212,613          $    343,569          $    160,043
                                                     ============          ============          ============

LOAN PORTFOLIO ANALYSIS:
Real estate loans:
  Residential                                        $     45,612          $     50,781          $     56,792
  Construction                                             57,995                46,836                34,060
  Agricultural                                             15,805                15,921                16,609
  Commercial                                               71,095                68,125                59,037
                                                     ------------          ------------          ------------
     Total real estate loans                              190,507               181,663               166,498
                                                     ------------          ------------          ------------

Consumer and other loans:
  Home equity                                              15,153                19,924                23,640
  Agricultural operating                                   13,748                13,000                14,359
  Commercial                                               48,531                50,603                44,054
  Other consumer                                            6,995                 7,843                 8,547
                                                     ------------          ------------          ------------
     Total consumer and other loans                        84,427                91,370                90,600
                                                     ------------          ------------          ------------
Loans held for sale-residential real estate                 9,560                 5,214                11,858
                                                     ------------          ------------          ------------
Total Loans Receivable                               $    284,494          $    278,247          $    268,956
                                                     ============          ============          ============

                                                   Six Months Ended      Fiscal Year Ended     Six Months Ended
                                                     September 30,           March 31,           September 30,
                                                         2003                  2003                  2002
                                                     ------------          ------------          ------------
ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period                       $      3,414          $      2,563          $      2,563
Provision for Loan Losses                                     256                 1,033                   438
Charge offs (Net of Recoveries)                               (54)                 (182)                 (117)
                                                     ------------          ------------          ------------
Balance at End of Period                             $      3,616          $      3,414          $      2,884
                                                     ============          ============          ============
Loan Loss Allowance / Net Loans                              1.41%                 1.33%                 1.15%
Loan Loss Allowance / Non-Performing Loans                 204.87%               272.90%               165.08%

(3) Calcuation is non-interest expense divided by tax equivalent non-interest income and net interest income.
(4) Calcuation is tax equivalent net interest income divided by total interest-earning assets.
(5) Loan originations are based upon new production.

NON-PERFORMING ASSETS:

                                                   Six Months Ended      Fiscal Year Ended     Six Months Ended
                                                     September 30,           March 31,           September 30,
                                                         2003                  2003                  2002
                                                     ------------          ------------          ------------
Accruing Loans - 90 Days Past Due                    $          0          $          0          $          0
Non-accrual Loans                                           1,765                 1,251                 1,747
                                                     ------------          ------------          ------------
Total Non-performing Loans                                  1,765                 1,251                 1,747
Restructured Loans on Accrual                                 284                   442                   430
Real Estate Owned (REO)                                       664                   120                   131
                                                     ------------          ------------          ------------
Total Non-performing Assets                          $      2,713          $      1,813          $      2,308
                                                     ============          ============          ============
Total Non-performing Assets/Total Assets                     0.79%                 0.55%                 0.71%
Loan and REO Loss Allowance as a % of Non-
     Performing Assets                                     133.28%               188.31%               124.96%


AVERAGE BALANCES, INTEREST AVERAGE YIELDS/COSTS

                                                   Six Months Ended      Fiscal Year Ended     Six Months Ended
                                                     September 30,           March 31,           September 30,
                                                         2003                  2003                  2002
                                                     ------------          ------------          ------------
Average Interest Earning Assets:
Average Loans receivable:
Average Mortgage Loans receivable                    $     47,295          $     55,975          $     58,923
Average Commercial Loans receivable                       122,897               109,559               103,235
Average Construction Loans receivable                      33,559                19,750                13,750
Average Consumer Loans receivable                          24,436                31,085                32,495
Average Agricultural Loans receivable                      30,858                30,894                31,065
Average unearned loan fees and discounts,
     allowance for loan losses, and other                  (4,804)               (3,814)               (3,411)
                                                     ------------          ------------          ------------
Total Average Loans receivable,net                        254,241               243,449               236,057
Average Loans Held for Sale                                 8,607                 6,483                 5,801
Average Mortgage-backed securities                          8,808                10,832                11,225
Average Investment securities                              17,146                14,554                13,018
Average Other earning assets                               21,391                21,540                22,110
                                                     ------------          ------------          ------------
Total Average Interest Earning Assets                     310,193               296,858               288,211
Average Non-Interest Earning Assets                        27,531                21,880                20,984
                                                     ------------          ------------          ------------
Total Average Assets                                 $    337,724          $    318,738          $    309,195
                                                     ============          ============          ============

Average Interest Bearing Liabilities:
Average Passbook, NOW, and money market accounts     $     74,657          $     67,522          $     64,532
Average Certificate of deposits                           112,975               108,406               106,788
Average Advances from FHLB and other                       80,732                82,292                81,598
                                                     ------------          ------------          ------------
Total Average Interest Bearing  Liabilities               268,364               258,220               252,918
Average Non-Interest Bearing Deposits                      32,948                26,140                23,080
                                                     ------------          ------------          ------------
Average Deposits and Other Borrowed Funds                 301,312               284,360               275,998
Average Non-Interest Bearing Liabilities                    5,405                 5,169                 4,544
                                                     ------------          ------------          ------------
Total Average Liabilities                                 306,717               289,529               280,542
Total Average Equity                                       31,007                29,209                28,653
                                                     ------------          ------------          ------------
Total Average Liabilities and Equity                 $    337,724          $    318,738          $    309,195
                                                     ============          ============          ============

Interest Rate Yield on Earning Assets                        6.68%                 7.10%                 7.27%
Interest Rate Expense on Deposits and Other
  Borrowed Funds                                             3.03%                 3.37%                 3.24%
Interest Rate Spread                                         3.65%                 3.73%                 4.03%
Net Interest Margin                                          4.05%                 4.16%                 4.17%